Exhibit 4.4

AMENDMENT NO. 3 TO THE

AMENDED AND RESTATED

MASTER FRANCHISE AGREEMENT

FOR

McDONALD’S RESTAURANTS

THIS AMENDMENT NO. 3 TO THE AMENDED AND RESTATED MASTER FRANCHISE AGREEMENT FOR McDONALD’S RESTAURANTS, dated as of March 17, 2016 among McDonald’s Latin America, LLC, a limited liability company organized under the laws of the State of Delaware with its principal office at Oak Brook, Illinois (“McDonald’s”), LatAm, LLC, a limited liability company organized under the laws of the State of Delaware with its principal office at Miami, Florida (“Master Franchisee”), each of the MF Subsidiaries (as defined in the MFA (as defined below)), Arcos Dorados B.V., a company organized under the laws of the Netherlands with its principal office at Amsterdam, The Netherlands (“Owner”), Arcos Dorados Cooperatieve U.A., a cooperative organized under the laws of the Netherlands with its principal office at Amsterdam, The Netherlands (“Dutch Coop”), Arcos Dorados Holdings Inc. (as successor-in-interest to Arcos Dorados Limited), a company organized and existing under the laws of the British Virgin Islands with its principal office at Buenos Aires, Argentina (“Parent” and, together with Owner and Dutch Coop, the “Owner Entities”), and Los Laureles, Ltd., a company organized and existing under the International Business Companies Ordinance, 1984 of the British Virgin Islands with its principal office at Tortola, British Virgin Islands (“Beneficial Owner” and, together with each Owner Entity, McDonald’s, Master Franchisee and the MF Subsidiaries, the “Parties”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the MFA (defined below).

WHEREAS, the Parties are party to an Amended and Restated Master Franchise Agreement for McDonald’s Restaurants, dated as of November 10, 2008, as amended by Amendment No. 1 thereto dated as of August 23, 2010 and Amendment No. 2 thereto dated as of June 3, 2011 (as so amended, the “MFA”); and

WHEREAS, the Parties have determined that certain amendments to the MFA are necessary to memorialize the manner in which the Parties are making the calculations of the financial covenants set forth in Section 7.13 of the MFA.

NOW THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the Parties hereto agree as follows:

I.	Amendments.

A.	Definitions.

1.             New Definitions for Exhibit 2. Exhibit 2 to the MFA shall be amended to include the following definitions:

“Rent Expense” means the consolidated rent expense of any Person and its consolidated Subsidiaries, as determined in accordance with GAAP.

“Operating Lease” means, as of any date of determination, any lease of property, real or personal, the obligations of the lessee in respect of which are not required to be capitalized on the balance sheet of the lessee in accordance with GAAP.

2.             Amendments to Exhibit 2. The following definitions set forth in Exhibit 2 to the MFA shall be amended and restated in their entirety to read as follows:

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation of any Person that is not an Operating Lease, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease, and (c) in respect of any Operating Lease of any Person, an amount equal to (x) the Rent Expense under such Operating Lease for the period of four consecutive fiscal quarters most recently ended on or before such date multiplied by (y) 6.5.

“EBITDAR” means, for any period with respect to any Person and its consolidated Subsidiaries, an amount equal to EBITDA for such period, plus, to the extent deducted in calculating Net Income for such period, Capital Leases and Synthetic Lease Obligations (including any Rent Expense) for such period.

“Fixed Charge Coverage Ratio” means, with respect to any Person as of any date of determination, the ratio of (a) the sum of (i) EBITDAR, less (ii) distributions and dividends of such Person and its consolidated Subsidiaries, in each case for the period of four consecutive fiscal quarters ending on such date of determination, to (b) the sum of (i) Principal and Interest Expense, plus (ii) Capital Leases and Synthetic Lease Obligations (including any Rent Expense) of such Person and its consolidated Subsidiaries, in each case for the period of four consecutive fiscal quarters ending on such date of determination.

“Funded Debt” means, as of any date of determination with respect to any Person and its consolidated Subsidiaries, all of the following (without duplication), determined in accordance with GAAP:

(a) obligations for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, including, in all cases, any accrued interest thereon;

(b) any direct or contingent obligations arising under standby or commercial letters of credit (excluding the Letter of Credit), banker’s acceptances, bank guaranties, surety bonds and similar instruments;

(c) any Receivables Facility Attributed Indebtedness;

(d) net obligations of such Person under any Swap Contract; and

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse.

“Synthetic Lease Obligation” means, without duplication, the monetary obligation of a Person under (a) any Operating Lease; (b) a so-called synthetic, off-balance sheet or tax retention lease; or (c) any agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

B.             Section 7.13. The Parties agree that the references to “Master Franchisee” in Section 7.13 shall be deemed to refer to Parent and its consolidated Subsidiaries instead of Master Franchisee.

C.             Amendments to Section 7.19.2. Section 7.19.2 of the MFA shall be amended and restated in its entirety to read as follows:

“7.19 Compliance Certificate; Notice.

…

“7.19.2 Master Franchisee shall deliver to McDonald’s for its review and approval within 90 days after the end of each fiscal quarter, and within 120 days after the end of each fiscal year, a certificate from its Chief Executive Officer and its chief financial officer to detail compliance at the end of each quarter with each of the covenants set forth in Section 7.13, or, in the event of noncompliance with such covenants at any other time, Master Franchisee shall deliver to McDonald’s a certificate detailing such non-compliance promptly following any officer of Parent obtaining knowledge thereof. Such certificate shall include exhibits illustrating the calculations used to determine such compliance and any other infonnation as McDonald’s may reasonably request.”

II.	Miscellaneous.

A.             Ratification and Confirmation of the MFA; No Other Changes. Except as modified by this Amendment, the MFA is hereby ratified and confirmed in all respects. Nothing herein shall be deemed to alter, vary or otherwise affect the terms, conditions and provisions of the Purchase Agreement, other than as contemplated herein.

B.             Miscellaneous. Section 25 of the MFA shall be incorporated by reference herein as set forth in its entirety in this Amendment.

C.             Governing Law. This Amendment shall be governed by the laws of the State of Illinois, United States of America.

* * *

IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Amendment on the day and year first above written.

McDonald’s: McDonald’s Latin America, LLC		Master Franchisee: LatAm, LLC
By:	/s/ Edgardo A. Navarro	By:	/s/ Sergio Alonso
	Name: Edgardo A. Navarro		Name: Sergio Alonso
	Title: President – Latin America		Title:

Owner: Arcos Dorados B.V		Dutch Coop: Arcos Dorados Cooperatieve U.A.
By:	/s/ Sergio Alonso	By:	/s/ Sergio Alonso
	Name: Sergio Alonso		Name: Sergio Alonso
	Title:		Title:

Parent: Arcos Dorados Holdings, Inc.		Beneficial Owner: Los Laureles, Ltd.
By:	/s/ Sergio Alonso	By:	/s/ Woods Staton
	Name: Sergio Alonso		Name: Woods Staton
	Title:		Title:

Arcos Dorados Argentina S.A.		Compañía de Inversiones Inmobiliaria (C.I.I.) S.A.

By:	/s/ Sergio Alonso	By:	/s/ Sergio Alonso
	Name: Sergio Alonso		Name: Sergio Alonso
	Title:		Title:

Arcos Dourados Comercio de Alimentos Ltda.		Arras Comercio de Alimentos Ltda.

By:	/s/ Sergio Alonso	By:	/s/ Sergio Alonso
	Name: Sergio Alonso		Name: Sergio Alonso
	Title:		Title:

Arcos Dourados Participações Ltda.		Arcos Dorados USVI, Inc.

By:	/s/ Sergio Alonso	By:	/s/ Sergio Alonso
	Name: Sergio Alonso		Name: Sergio Alonso
	Title:		Title:

Arcos de Viña S.A.		Arcos Dorados Caribbean Development Corp.

By:	/s/ Sergio Alonso	By:	/s/ Sergio Alonso
	Name: Sergio Alonso		Name: Sergio Alonso
	Title:		Title:

Arcos Dorados Guadeloupe		Arcos Dorados Martinique

By:	/s/ Sergio Alonso	By:	/s/ Sergio Alonso
	Name: Sergio Alonso		Name: Sergio Alonso
	Title:		Title:

Arcos SerCal Inmobiliaria, S. de R.L., de C.V.		Restaurant Realty of Mexico, Inc.

By:	/s/ Sergio Alonso	By:	/s/ Sergio Alonso
	Name: Sergio Alonso		Name: Sergio Alonso
	Title:		Title:

Alimentos Centralizados de Mexico, S. de R.L., de C.V.		Servicios Alimentos Centralizados de Mexico, S. de R.L., de C.V.

By:	/s/ Sergio Alonso	By:	/s/ Sergio Alonso
	Name: Sergio Alonso		Name: Sergio Alonso
	Title:		Title:

Arcos Dorados Panama, S.A.		Sistemas McOpCo Panama, S.A.

By:	/s/ Sergio Alonso	By:	/s/ Sergio Alonso
	Name: Sergio Alonso		Name: Sergio Alonso
	Title:		Title:

Arcos Dorados Restaurantes de Chile, Ltda.		Arcos Dorados Paisas, Ltda. & Cía. S.C.A.

By:	/s/ Sergio Alonso	By:	/s/ Sergio Alonso
	Name: Sergio Alonso		Name: Sergio Alonso
	Title:		Title:

Arcos Dorados Trinidad Limited		Arcos Dorados de Colombia S.A.

By:	/s/ Sergio Alonso	By:	/s/ Sergio Alonso
	Name: Sergio Alonso		Name: Sergio Alonso
	Title:		Title:

Arcos Dorados de Costa Rica (ADCR), S.A.		ArcGold del Ecuador S.A.

By:	/s/ Sergio Alonso	By:	/s/ Sergio Alonso
	Name: Sergio Alonso		Name: Sergio Alonso
	Title:		Title:

Arcos Sercal Servicios, S.A. de C.V.

By:	/s/ Sergio Alonso
Name: Sergio Alonso
Title:

Arcos Dorados Aruba N.V.		Operaciones Arcos Dorados de Peru S.A.

By:	/s/ Sergio Alonso	By:	/s/ Sergio Alonso
	Name: Sergio Alonso		Name: Sergio Alonso
	Title:		Title:

Arcos Dorados Puerto Rico, Inc.		Golden Arch Development Corporation

By:	/s/ Sergio Alonso	By:	/s/ Sergio Alonso
	Name: Sergio Alonso		Name: Sergio Alonso
	Title:		Title:

Arcos Dorados de Uruguay S.A.		Arcos del Sur S.R.L.

By:	/s/ Sergio Alonso	By:	/s/ Sergio Alonso
	Name: Sergio Alonso		Name: Sergio Alonso
	Title:		Title:

Adminstrative Development Company		Alimentos Arcos Dorados de Venezuela C.A.

By:	/s/ Sergio Alonso	By:	/s/ Sergio Alonso
	Name: Sergio Alonso		Name: Sergio Alonso
	Title:		Title:

Compañía Operativa de Alimentos COR, C.A.		Gerencia Operativa ARC, C.A.

By:	/s/ Sergio Alonso	By:	/s/ Sergio Alonso
	Name: Sergio Alonso		Name: Sergio Alonso
	Title:		Title:

Logistics and Manufacturing LOMA Co.		Management Operations Company

By:	/s/ Sergio Alonso	By:	/s/ Sergio Alonso
	Name: Sergio Alonso		Name: Sergio Alonso
	Title:		Title:

Arcos Dorados Curacao N.V.		Arcos Dorados French Guiana

By:	/s/ Sergio Alonso	By:	/s/ Sergio Alonso
	Name: Sergio Alonso		Name: Sergio Alonso
	Title:		Title: